Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (the "Company") and THE HUNTINGTON NATIONAL BANK, a national banking association (the "Bank"), being parties to that certain Credit Agreement dated as of May 14, 2014 (the "Agreement"), agree to amend the Agreement by this First Amendment to Credit Agreement (this "Amendment"), as follows.

1. DEFINITIONS. All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

•	New Definition. The following new definition is hereby added to Section 1 of the Agreement, as follows:

•	"First Amendment" means that certain agreement entitled "First Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of May 14, 2015, for the purpose of amending this Agreement.

2. FINANCIAL COVENANTS. Section 5(g)(i) of the Agreement is hereby amended and restated in its entirety, as follows:

(i)	Fixed Charge Coverage Ratio. As of the end of each Test Period ending during the fiscal periods shown in the chart below, the Company shall maintain a Fixed Charge Coverage Ratio of not less than that shown opposite such fiscal period. As used herein, the term “Test Period” means the period of four (4) consecutive fiscal quarters ending at the end of each fiscal quarter.

Fiscal Quarter	Ratio

June 30, 2015	1.05:1.00
September 30, 2015	1.05:1.00
December 31, 2015	1.05:1.00
March 31, 2016,	1.10:1.00
and at each fiscal quarter end thereafter

For purposes of this covenant, the term “Fixed Charge Coverage Ratio” means the ratio of: (A) the sum of the Company’s EBITDA for the Test Period, divided by (B) the sum of scheduled principal payments on Total Funded Debt during the Test Period, plus interest expense, unfunded capital expenditures (not including up to $1,000,000.00 in the aggregate relating to tenant improvement costs and building renovation costs), cash distributions to shareholders, and cash taxes for the Test Period. For purposes of testing compliance with this covenant, “scheduled principal payments” shall not include principal prepayments on the Term Loan or principal payments on the Revolving Loan, and shall not include the amounts paid under Regions Bank Loan Agreement.

3. WAIVERS. The Bank hereby waives the violation of Section 5(g)(i) of the Agreement, and any related violation of Section 5(b) of the Agreement resulting therefrom, with respect to the failure by the Company to maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 for the Test Periods ending December 31, 2014, and March 31, 2105, as required therein, but strict compliance with these covenants, as may be amended herein, shall be required at all times hereafter. Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Agreement or be construed as a commitment on the part of the Bank to waive any subsequent violation of the same or any other term or condition set forth in the Agreement, as amended by this Amendment.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein, and (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank.

5. EVENTS OF DEFAULT. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment, except as is specifically waived herein.

6. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i)	This Amendment duly executed by the Company and the Bank.

(ii)	The Reaffirmation of Guaranty Agreement duly executed by BAS Evansville, Inc., an Indiana corporation, in the form attached hereto as Exhibit “A.”

(iii)	Payment to the Bank of a waiver fee in the amount of $2,000.00.

(iv)	Resolutions and Certificate of Incumbency of the Secretary of the Board of Directors of the Company certifying the resolutions of the Board of Directors authorizing the execution, delivery and performance, respectively, of this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party as being in full force and effect and duly adopted as of the date of this Amendment, together with the certification by the Secretary of the names of the officer or officers authorized to execute this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer.

(v)	Resolutions and Certificate of Incumbency of the Secretary of the Board of Directors of BAS Evansville, Inc., an Indiana corporation, certifying the resolutions of the Board of Directors authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which BAS Evansville, Inc. is a party, as being in full force and effect and duly adopted as of the date of this Amendment, together with the certification by the Secretary of the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which BAS Evansville, Inc. is a party, together with a sample of the true signature of each such officer.

(vi)	Such other documents as the Bank may reasonably request.

7. PRIOR AGREEMENTS. The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

8. EFFECT OF AMENDMENT. The provisions contained herein shall serve to supplement and amend the provisions of the Agreement. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

9. REAFFIRMATION. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company and the Bank have executed and delivered in Indiana this First Amendment to Credit Agreement by their respective duly authorized officers as of May ___, 2015.

BIOANALYTICAL SYSTEMS, INC., an Indiana corporation

By:
Jacqueline M. Lemke, President & CEO

THE HUNTINGTON NATIONAL BANK, a national banking association

By:
Kelly Queisser, Senior Vice President

SCHEDULE OF EXHIBITS

Exhibit "A" Reaffirmation of Guaranty Agreement (BAS Evansville, Inc.)